Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Reports Fiscal 2026 Third-Quarter Results

OVERLAND PARK, Kan. (Aug. 5, 2026) - Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today reported fiscal 2026 third-quarter results.

Unless otherwise noted, it should be assumed that time periods referenced below are on a fiscal-year basis and financial amounts are in U.S. dollars.

MANAGEMENT COMMENTARY

“What we are experiencing in our Plant Nutrition business is the clearest example of what our improvement process can deliver. We produced segment Adjusted EBITDA of $15.0 million in the quarter on improved pricing and lower per-unit costs, and we have again raised our full-year expectations for this business. In Salt, we realized meaningful pricing gains in highway during the quarter, and we are seeing early signs of a constructive pricing environment within our consumer and industrial (C&I) product line as well. However, production costs at our mining operations have not yet improved at the pace we expected. Production tons are up year over year, but as we invest in maintenance, labor and associated costs have remained elevated relative to plan. We raised our full-year consolidated Adjusted EBITDA guidance midpoint to $230 million, driven by significantly stronger Plant Nutrition performance partially offset by mix, inflationary pressures and the pace of operational improvements in Salt,” said Edward C. Dowling Jr., president and CEO.

“Looking ahead, the 2026-27 highway deicing bid season has been very constructive. In our core U.S. markets, we are seeing substantial year-over-year price improvement and consistent growth in demand tenders. Coming off a strong winter, we are aligning our production and planning to the supply realities across our system. Our balance sheet continues to strengthen, with net leverage declining to 2.8 times from 4.3 times a year ago, and our recent credit upgrade from S&P reflects the progress we have made in reducing debt and building a more resilient business. There is more work ahead in our mining operations, but the direction is clear. We are committed to operational improvement, disciplined capital allocation and long-term shareholder value.”

Compass Minerals Reports Third Quarter Earnings

QUARTERLY HIGHLIGHTS
•Net loss of $5.7 million for the third quarter of 2026, compared to a net loss of $17.0 million in the prior-year period;
•Total company Adjusted EBITDA for the third quarter of 2026 of $39.9 million, compared with $41.0 million in the prior-year period;
•Operating income and Adjusted EBITDA margins within the Salt business declined compared to the prior-year period, driven principally by higher per-unit product costs and distribution costs year over year;
•Continued improvements in pricing and cost structure increased Plant Nutrition segment operating income and Adjusted EBITDA on both absolute and per-ton bases;
•Total debt (defined as long-term debt, net of current) declined 13% from the prior-year period to $716.6 million as of June 30, 2026, while net debt decreased $85.6 million, or 11%, to $660.3 million over the same period; and
•Mid-point of full-year 2026 guidance for total company Adjusted EBITDA was raised within modified range of $218 million to $242 million, reflecting stronger-than-expected results in the Plant Nutrition segment and adjustments in the Salt segment related to mix dynamics, inflationary pressures and the pace of operational improvements.

QUARTERLY FINANCIAL RESULTS

(in millions, except per share data)	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
GAAP Results:
Revenue	$215.3	$214.6	$1,064.6	$1,016.4
Operating income	10.9	15.9	103.5	13.3
Net (loss) income	(5.7)	(17.0)	25.6	(72.6)
Net (loss) income per diluted share	(0.13)	(0.41)	0.59	(1.74)
Non-GAAP Results*:
Adjusted operating income*	10.9	17.1	103.5	73.3
Adjusted EBITDA*	39.9	41.0	191.6	157.2
Adjusted net (loss) income*	(5.8)	(15.8)	40.1	(13.0)
Adjusted net (loss) income* per diluted share	(0.14)	(0.39)	0.93	(0.31)
*Non-GAAP financial measure. Reconciliations to the most directly comparable GAAP financial measure are provided in tables at the end of this press release.

Compass Minerals Reports Third Quarter Earnings

SALT BUSINESS RECAP

Third quarter Salt revenue increased 5% year over year to $173.9 million, reflecting higher pricing across both highway and C&I. Combined average sales prices increased 9%, led by an 8% increase in highway prices and 6% increase in C&I prices. Total sales volumes declined 4%, as a 6% decrease in highway volumes was partially offset by a 3% increase in C&I volumes.

Salt segment operating income for the quarter decreased by 25% to $21.2 million from the prior-year period. Adjusted EBITDA decreased to $38.9 million, down 15% from the prior-year period. These financial results reflect lower sales volumes between the periods and higher per-unit product costs and distribution costs year over year, offset by the pricing dynamics described above.

PLANT NUTRITION BUSINESS RECAP

Plant Nutrition revenue was $37.6 million for the quarter, down 16% compared to the prior-year period. The decrease is primarily driven by a 19% decrease in sales volume, partially offset by a 4% increase in average sales prices. Lower sales volumes were largely attributable to the disposition of the Wynyard sulfate of potash (SOP) business in March 2026. Excluding the impacts of the disposition, sales volumes increased approximately 4% year over year.

Operating income in the Plant Nutrition segment was $7.8 million for the quarter, up 50% compared to $5.2 million in the prior-year quarter. Adjusted EBITDA improved 32% to $15.0 million compared to $11.4 million last year. These financial results reflect lower sales volumes and higher average sales prices. Both product costs and distribution costs were down on a per-unit basis year over year.

CASH FLOW AND FINANCIAL POSITION

Net cash provided by operating activities amounted to $162.8 million for the nine months ended June 30, 2026, compared to $204.6 million in the prior year. Changes in working capital reflect the seasonal decrease in inventories due to the end of the winter season and the settlement of the previously disclosed tax dispute in Ontario during the first quarter of 2026.

Net cash used in investing activities was $39.8 million for the nine months ended June 30, 2026, an increase from $34.7 million used in the prior year. Total capital spending for the nine months ended June 30, 2026, was $62.1 million compared to $53.8 million in 2025. The company received $23.3 million of cash proceeds, net of amounts held in escrow and customary closing adjustments, related to the aforementioned sale of the Wynyard SOP business.

Compass Minerals Reports Third Quarter Earnings

Net cash used in financing activities was $127.1 million for the nine months ended June 30, 2026, which primarily consisted of the redemption of the remaining $150.0 million of the company’s 6.75% Senior Notes due 2027 (the 2027 Notes), partially offset by net borrowings under the revolving credit facility of $35.0 million during the nine months ended June 30, 2026. In the prior year, net cash used in financing activities was $111.5 million and reflected the issuance of $650.0 million of the company’s 8.00% Senior Notes due 2030 (the 2030 Notes), the proceeds of which were used to repurchase $350.0 million of the 2027 Notes, repay $43.5 million under our revolving credit facility, and repay $191.3 million under our term loan facility.

The company ended the quarter with $328.1 million of liquidity, comprised of $56.3 million in cash and cash equivalents and $271.8 million of availability under its $325.0 million revolving credit facility.

Total debt as of June 30, 2026, was $716.6 million compared to $825.3 million a year earlier. Net debt was $660.3 million at the end of the third quarter of 2026, down $85.6 million from $745.9 million at the end of the comparable prior year period. The net leverage ratio for the quarter ended June 30, 2026, was 2.8 times, down from 4.3 times for the comparable prior year period.

S&P GLOBAL RATINGS UPGRADE

During the third quarter, S&P Global Ratings upgraded the company’s corporate credit rating to ‘B+’ from ‘B’, with a stable outlook. S&P also upgraded the rating on the company’s senior secured debt to ‘BB’ from ‘BB-’ and senior unsecured debt to ‘B+’ from ‘B’. In addition, S&P’s ‘1’ recovery rating on the secured debt and ‘4’ recovery rating on the unsecured debt were unchanged.

The upgrade reflected the company’s debt paydown and improved profitability for leverage reduction, which lowered S&P Global Ratings-adjusted leverage from 4.2x to 3.1x for the last 12 months. S&P noted the company used “sale proceeds with cash on the balance sheet to retire $150 million of its 2027 senior unsecured notes, materially improving its debt profile and extending weighted-average maturity.”

Compass Minerals Reports Third Quarter Earnings

UPDATED OPERATING AND FISCAL 2026 OUTLOOK

Based on stronger-than-expected results in the Plant Nutrition segment and adjustments related to mix dynamics, inflationary pressures and the pace of operational improvements in the Salt segment, Compass Minerals is updating its previously issued full-year fiscal 2026 outlook as follows:

Salt Segment
2026
	Previous Guidance	Current Guidance
Highway sales volumes (thousands of tons)	8,450 - 8,800	8,600 - 8,800
Consumer and industrial sales volumes (thousands of tons)	1,900 - 2,000	1,900 - 2,000
Total salt sales volumes (thousands of tons)	10,350 - 10,800	10,500 - 10,800

Revenue (in millions)	$1,025 - $1,080	$1,053 - $1,090
Adjusted EBITDA (in millions)	$225 - $240	$225 - $236

Plant Nutrition Segment[1]
2026
	Previous Guidance	Current Guidance
Sales volumes (thousands of tons)	280 - 300	290 - 300
Revenue (in millions)	$190 - $210	$200 - $209
Adjusted EBITDA (in millions)	$43 - $ 47	$49 - $ 57
1)    Reflects the impact of the sale of the Wynyard SOP business.

Corporate & Other
2026
	Previous Guidance	Current Guidance
Adjusted EBITDA (in millions)	($56) - ($51)	($56) - ($51)

Projected Corporate and Other results shown in the table above include corporate expenses in support of our core businesses and the results of DeepStore, the company's records management business in the U.K.

Compass Minerals Reports Third Quarter Earnings

Total Compass Minerals
Current 2026 Adjusted EBITDA Guidance
	Salt	Plant Nutrition	Corporate	Total
Adjusted EBITDA (in millions)	$225 - $236	$49 - $57	($56) - ($51)	$218 - $242

2026 Capital Expenditures
Total
Capital expenditures (in millions)				$90 - $110

Other Financial Assumptions
2026
($ in millions)	Previous Guidance	Current Guidance
Depreciation, depletion and amortization	$105 - $115	$105 - $115
Interest expense, net	$62 - $67	$62 - $67
Effective income tax rate (excl. valuation allowance)	30% - 34%	27% - 31%
Guidance for the 2026 effective income tax rate reflects the income mix by country with income recognized in foreign jurisdictions offset by losses recognized in the U.S.

CONFERENCE CALL

Compass Minerals will discuss its results on a conference call tomorrow morning, Thursday, Aug. 6, at 9:30 a.m. ET (8:30 a.m. CT). Access to the conference call will be available via webcast at investors.compassminerals.com or by dialing 1-833-461-5787. Callers must provide the conference ID number: 590 084 912. Outside of the U.S. and Canada, callers may dial 1-585-542-9983 or 1-626-884-3620. An audio replay of the conference call will be available on the company's website.

A supporting company presentation supporting 2026 third-quarter results is available at investors.compassminerals.com.

About Compass Minerals
Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. The company’s salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial, chemical and agricultural applications. Its plant nutrition products help improve the quality and yield of crops while supporting sustainable agriculture. Compass Minerals operates 11 production and packaging facilities with more than 1,800 employees throughout the U.S., Canada and the U.K. Visit compassminerals.com for more information about the company and its products.

Compass Minerals Reports Third Quarter Earnings

Investor Contacts
SCR Partners, LLC
Tripp Sullivan
+1.615.942.7077
John Wilfong
+1.312.533.0234
InvestorRelations@compassminerals.com

Forward-Looking Statements and Other Disclaimers
This press release may contain forward-looking statements, including, without limitation, statements about future costs, production, debt reduction, shareholder value, and the company's outlook for 2026, including its expectations regarding sales volumes, revenue, Adjusted EBITDA, depreciation, depletion, and amortization, interest expense, tax rates, and capital expenditures. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. The company uses words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) weather conditions, (ii) inflation, the cost and availability of transportation for the distribution of the company’s products and foreign exchange rates, (iii) pressure on prices and impact from competitive products, and (iv) any inability by the company to successfully implement its strategic priorities or its cost-saving or enterprise optimization initiatives. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the period ended September 30, 2025, and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026 and June 30, 2026, filed or to be filed with the SEC, as well as the company's other SEC filings. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Non-GAAP Measures
In addition to using U.S. generally accepted accounting principles (“GAAP”) financial measures, management uses a variety of non-GAAP financial measures described below to evaluate the company’s and its operating segments’ performance. While the consolidated financial statements provide an understanding of the company’s overall results of operations, financial condition and cash flows, management analyzes components of the consolidated financial statements to identify certain trends and evaluate specific performance areas.

Management uses EBITDA, EBITDA adjusted for items which management believes are not indicative of the company’s ongoing operating performance (“Adjusted EBITDA”) and

Compass Minerals Reports Third Quarter Earnings

EBITDA margin to evaluate the operating performance of the company’s core business operations because its resource allocation, financing methods and cost of capital, and income tax positions are managed at a corporate level, apart from the activities of the operating segments, and the operating facilities are located in different taxing jurisdictions, which can cause considerable variation in net income. Management also uses adjusted operating income, adjusted operating margin, adjusted net (loss) income, and adjusted net (loss) income per diluted share, which eliminate the impact of certain items that management does not consider indicative of underlying operating performance. The presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. Management believes these non-GAAP financial measures provide management and investors with additional information that is helpful when evaluating underlying performance. EBITDA and Adjusted EBITDA exclude interest expense, income taxes and depreciation, depletion and amortization, each of which is an essential element of the company’s cost structure and cannot be eliminated. In addition, Adjusted EBITDA and Adjusted EBITDA margin exclude certain cash and non-cash items, including stock-based compensation, impairment charges and certain restructuring charges. Consequently, any measure that excludes these elements has material limitations. The non-GAAP financial measures used by management should not be considered in isolation or as a substitute for net (loss) income, operating income, cash flows or other financial data prepared in accordance with GAAP or as a measure of overall profitability or liquidity. These measures are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The calculation of non-GAAP financial measures as used by management is set forth in the following tables. All margin numbers are defined as the relevant measure divided by sales. The company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the company is unable to estimate significant non-recurring, unusual items and/or distinct non-core initiatives without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the company’s results.

Adjusted operating income, adjusted operating margin, adjusted net (loss) income, adjusted net (loss) income per diluted share, net debt and net leverage ratio are presented as supplemental measures of the company’s performance. Management believes these measures provide management and investors with additional information that is helpful when evaluating underlying performance and comparing results on a year-over-year normalized basis. These measures eliminate the impact of certain items that management does not consider indicative of underlying operating performance. These adjustments are itemized below. Adjusted net (loss) income per diluted share is adjusted net (loss) income divided by weighted average diluted shares outstanding. Net debt is calculated as current and long-term debt minus cash and cash equivalents used to evaluate our financial position. Management defines net leverage ratio as net debt divided by Adjusted EBITDA for the previous twelve-month period ("last twelve months," or "LTM"). You are encouraged to evaluate the adjustments itemized above and the reasons management considers them appropriate for supplemental analysis. In evaluating these measures you should be aware that in the future the company may incur expenses that are the same as or similar to some of the adjustments presented below.

Compass Minerals Reports Third Quarter Earnings

Special Items Impacting the Three Months Ended June 30, 2025 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Product recall costs(2)	Salt	Product cost and Other operating expense (income)	$0.2	$—	$0.2	$—
Restructuring charges(3)	Corporate and Other	Other operating expense (income)	0.3	—	0.3	—
Impairments(4)	Corporate and Other	Loss on impairments	0.7	—	0.7	0.02
Total			$1.2	$—	$1.2	$0.02

Special Items Impacting the Nine Months Ended June 30, 2025 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Product recall costs(2)	Salt	Product cost and Other operating expense (income)	$2.0	$(0.4)	$1.6	$0.03
Restructuring charges(3)	Salt	Other operating expense (income)	0.3	—	0.3	0.01
Restructuring charges(3)	Corporate and Other	Other operating expense (income)	4.0	—	4.0	0.09
Impairments(4)	Corporate and Other	Loss on impairments	53.7	—	53.7	1.30
Total			$60.0	$(0.4)	$59.6	$1.43
(1)    There were no substantial income tax benefits related to these items given the U.S. valuation allowances on deferred taxes. Applicable product recall costs reflect an impact from Canadian taxes.
(2)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and nine months ended June 30, 2025, were $0.2 million and $2.0 million, respectively.
(3)    For the three and nine months ended June 30, 2025, the company incurred severance and related charges of $0.3 million and $4.3 million, respectively, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business.
(4)    For the three and nine months ended June 30, 2025, the company recorded a loss on impairments of $0.7 million and $53.7 million, respectively, related to intangible and long-lived assets due to the exit of the Fortress fire retardant business.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for Adjusted Operating Income (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Operating income	$10.9	$15.9	$103.5	$13.3
Product recall costs(1)	—	0.2	—	2.0
Restructuring charges(2)	—	0.3	—	4.3
Loss on impairments(3)	—	0.7	—	53.7
Adjusted operating income	$10.9	$17.1	$103.5	$73.3
Sales	215.3	214.6	1,064.6	1,016.4
Operating margin	5.1%	7.4%	9.7%	1.3%
Adjusted operating margin	5.1%	8.0%	9.7%	7.2%
(1)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and nine months ended June 30, 2025, were $0.2 million and $2.0 million, respectively.
(2)    For the three and nine months ended June 30, 2025, the company incurred severance and related charges of $0.3 million and $4.3 million, respectively, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business.
(3)    For the three and nine months ended June 30, 2025, the company recorded a loss on impairments of $0.7 million and $53.7 million, respectively, related to intangible and long-lived assets due to the exit of the Fortress fire retardant business.

Reconciliation for Adjusted Net (Loss) Income (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(5.7)	$(17.0)	$25.6	$(72.6)
(Gain) loss on sale of business, net(1)	(0.1)	—	14.5	—
Product recall costs(2)	—	0.2	—	2.0
Restructuring charges(3)	—	0.3	—	4.3
Loss on impairments(4)	—	0.7	—	53.7
Income tax effect	—	—	—	(0.4)
Adjusted net (loss) income	$(5.8)	$(15.8)	$40.1	$(13.0)

Net (loss) income per diluted share	$(0.13)	$(0.41)	$0.59	$(1.74)
Adjusted net (loss) income per diluted share	$(0.14)	$(0.39)	$0.93	$(0.31)
Weighted-average common shares outstanding (in thousands):
Diluted	42,246	41,859	42,512	41,738
(1)    For the three months ended June 30, 2026, the company recorded a gain of $0.1 million related to transaction cost adjustments in connection with the sale of the Wynyard SOP business. For the nine months ended June 30, 2026, the company recorded a loss on sale of the Wynyard SOP business of $14.5 million, which included a $13.1 million recognition of cumulative foreign currency translation adjustments reclassified from Accumulated other comprehensive loss.
(2)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and nine months ended June 30, 2025, were $0.2 million and $2.0 million, respectively.
(3)    For the three and nine months ended June 30, 2025, the company incurred severance and related charges of $0.3 million and $4.3 million, respectively, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business.
(4)    For the three and nine months ended June 30, 2025, the company recorded a loss on impairments of $0.7 million and $53.7 million, respectively, related to intangible and long-lived assets due to the exit of the Fortress fire retardant business.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(5.7)	$(17.0)	$25.6	$(72.6)
Interest expense	14.6	16.3	50.6	51.2
Income tax expense	6.4	3.4	20.2	22.9
Depreciation, depletion and amortization	25.6	23.2	80.2	76.5
EBITDA	40.9	25.9	176.6	78.0
Adjustments to EBITDA:
Stock-based compensation - non-cash	3.4	0.6	7.9	7.3
Interest income	(0.5)	(0.3)	(1.4)	(0.9)
(Gain) loss on foreign exchange	(4.0)	8.4	(7.5)	3.1
(Gain) loss on sale of business, net(1)	(0.1)	—	14.5	—
Loss on extinguishment of debt(2)	—	7.6	0.5	7.6
Product recall costs(3)	—	0.3	—	2.1
Restructuring charges(4)	—	0.3	—	4.3
Loss on impairments(5)	—	0.7	—	53.7
Other expense (income), net	0.2	(2.5)	1.0	2.0
Adjusted EBITDA	$39.9	$41.0	$191.6	$157.2
(1)    For the three months ended June 30, 2026, the company recorded a gain of $0.1 million related to transaction cost adjustments in connection with the sale of the Wynyard SOP business. For the nine months ended June 30, 2026, the company recorded a loss on sale of the Wynyard SOP business of $14.5 million, which included a $13.1 million recognition of cumulative foreign currency translation adjustments reclassified from Accumulated other comprehensive loss.
(2)    For the nine months ended June 30, 2026, the company recorded a $0.5 million loss on extinguishment of debt related to the write-off of deferred financing costs from the redemption of the 2027 Notes. For the three and nine months ended June 30, 2025, the company recorded a $7.6 million loss on extinguishment of debt, comprised of a $3.9 million prepayment premium related to the partial redemption of the 2027 Notes and a $3.7 million write-off of unamortized deferred financing costs related to the partial redemption of 2027 Notes and repayment of the term loans.
(3)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and nine months ended June 30, 2025, were $0.3 million and $2.1 million, respectively.
(4)    For the three and nine months ended June 30, 2025, the company incurred severance and related charges of $0.3 million and $4.3 million, respectively, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business.
(5)    For the three and nine months ended June 30, 2025, the company recorded a loss on impairments of $0.7 million and $53.7 million, respectively, related to intangible and long-lived assets due to the exit of the Fortress fire retardant business.

Compass Minerals Reports Third Quarter Earnings

Salt Segment Performance (unaudited, in millions, except for sales volumes and prices per short ton)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Sales	$173.9	$166.0	$888.0	$840.9
Operating income	$21.2	$28.1	$135.5	$124.4
Operating margin	12.2%	16.9%	15.3%	14.8%
Adjusted operating income(1)	$21.2	$28.3	$135.5	$126.7
Adjusted operating margin(1)	12.2%	17.0%	15.3%	15.1%
EBITDA(1)	$38.9	$45.6	$189.3	$176.8
EBITDA(1) margin	22.4%	27.5%	21.3%	21.0%
Adjusted EBITDA(1)	$38.9	$45.8	$189.3	$179.1
Adjusted EBITDA(1) margin	22.4%	27.6%	21.3%	21.3%
Sales volumes (in thousands of tons):
Highway	1,074	1,144	7,518	7,714
Consumer and industrial	411	400	1,506	1,428
Total Salt	1,485	1,544	9,024	9,142
Average prices (per ton):
Highway	$83.74	$77.63	$77.10	$71.52
Consumer and industrial	$204.09	$193.26	$204.69	$202.60
Total Salt	$117.07	$107.54	$98.40	$91.99
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Reconciliation for Salt Segment Adjusted Operating Income (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Reported GAAP segment operating income	$21.2	$28.1	$135.5	$124.4
Restructuring charges(1)	—	—	—	0.3
Product recall costs(2)	—	0.2	—	2.0
Segment adjusted operating income	$21.2	$28.3	$135.5	$126.7
Segment sales	173.9	166.0	888.0	840.9
Segment operating margin	12.2%	16.9%	15.3%	14.8%
Segment adjusted operating margin	12.2%	17.0%	15.3%	15.1%
(1)    The company incurred severance and related charges of $0.3 million, due to a reduction in workforce, during the nine months ended June 30, 2025.
(2)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and nine months ended June 30, 2025, were $0.2 million and $2.0 million, respectively.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for Salt Segment EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Reported GAAP segment operating income	$21.2	$28.1	$135.5	$124.4
Depreciation, depletion and amortization	17.7	17.5	53.8	52.4
Segment EBITDA	$38.9	$45.6	$189.3	$176.8
Restructuring charges(1)	—	—	—	0.3
Product recall costs(2)	—	0.2	—	2.0
Segment Adjusted EBITDA	$38.9	$45.8	$189.3	$179.1
Segment sales	173.9	166.0	888.0	840.9
Segment EBITDA margin	22.4%	27.5%	21.3%	21.0%
Segment Adjusted EBITDA margin	22.4%	27.6%	21.3%	21.3%
(1)    The company incurred severance and related charges of $0.3 million, due to a reduction in workforce, during the nine months ended June 30, 2025.
(2)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and nine months ended June 30, 2025, were $0.2 million and $2.0 million, respectively.

Plant Nutrition Segment Performance (unaudited, dollars in millions, except for sales volumes and prices per short ton)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Sales	$37.6	$44.8	$165.4	$164.5
Operating income	$7.8	$5.2	$20.8	$0.3
Operating margin	20.7%	11.6%	12.6%	0.2%
Adjusted operating income(1)	$7.8	$5.2	$20.8	$0.3
Adjusted operating margin(1)	20.7%	11.6%	12.6%	0.2%
EBITDA(1)	$15.0	$11.4	$44.7	$21.4
EBITDA(1) margin	39.9%	25.4%	27.0%	13.0%
Adjusted EBITDA(1)	$15.0	$11.4	$44.7	$21.4
Adjusted EBITDA(1) margin	39.9%	25.4%	27.0%	13.0%
Sales volumes (in thousands of tons)	55	68	240	263
Average price (per ton)	$687.05	$658.79	$688.78	$625.28
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for Plant Nutrition Segment Adjusted Operating Income (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Reported GAAP segment operating income	$7.8	$5.2	$20.8	$0.3
Segment adjusted operating income	$7.8	$5.2	$20.8	$0.3
Segment sales	37.6	44.8	165.4	164.5
Segment operating margin	20.7%	11.6%	12.6%	0.2%
Segment adjusted operating margin	20.7%	11.6%	12.6%	0.2%

Reconciliation for Plant Nutrition Segment EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Reported GAAP segment operating income	$7.8	$5.2	$20.8	$0.3
Depreciation, depletion and amortization	7.2	6.2	23.9	21.1
Segment EBITDA	$15.0	$11.4	$44.7	$21.4
Segment Adjusted EBITDA	$15.0	$11.4	$44.7	$21.4
Segment sales	37.6	44.8	165.4	164.5
Segment EBITDA margin	39.9%	25.4%	27.0%	13.0%
Segment Adjusted EBITDA margin	39.9%	25.4%	27.0%	13.0%

Reconciliation of Net Debt (unaudited, in millions)
	June 30,
	2026	2025
Current portion of long-term debt	$—	$—
Long-term debt, net of current portion	716.6	825.3
Total Debt	716.6	825.3
Less: Cash and cash equivalents	(56.3)	(79.4)
Net Debt	$660.3	$745.9

Reconciliation of Net Leverage Ratio (unaudited, in millions)
	Twelve Months Ended June 30,
	2026	2025
Net Debt (as of period end)	$660.3	$745.9
Divided by: LTM Adjusted EBITDA(1)	233.2	172.8
Net Leverage Ratio	2.8	4.3
(1)    See Reconciliation for June 30, 2026 LTM Adjusted EBITDA and Reconciliation for June 30, 2025 LTM Adjusted EBITDA in the tables below.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for June 30, 2026 LTM Adjusted EBITDA (unaudited, in millions)
	Add: Current Year	Less: Prior Year	Add: Prior Fiscal Year	LTM Adjusted EBITDA
	Nine Months Ended June 30, 2026	Nine Months Ended June 30, 2025	Twelve Months Ended September 30, 2025	Twelve Months Ended June 30, 2026
Net income (loss)	$25.6	$(72.6)	$(79.8)	$18.4
Interest expense	50.6	51.2	68.5	67.9
Income tax expense	20.2	22.9	26.1	23.4
Depreciation, depletion and amortization	80.2	76.5	103.2	106.9
EBITDA	176.6	78.0	118.0	216.6
Adjustments to EBITDA:
Stock-based compensation - non-cash	7.9	7.3	10.2	10.8
Interest income	(1.4)	(0.9)	(1.3)	(1.8)
(Gain) loss on foreign exchange, net	(7.5)	3.1	(0.1)	(10.7)
Loss on sale of business, net(1)	14.5	—	—	14.5
Loss on extinguishment of debt(2)	0.5	7.6	7.6	0.5
Product recall costs(3)	—	2.1	2.1	—
Restructuring charges(4)	—	4.3	4.3	—
Loss on impairments(5)	—	53.7	53.7	—
Other expense, net(6)	1.0	2.0	4.3	3.3
Adjusted EBITDA	$191.6	$157.2	$198.8	$233.2
(1)    For the nine months ended June 30, 2026, the company recorded a loss on sale of the Wynyard business of $14.5 million, which included a $13.1 million recognition of cumulative foreign currency translation adjustments reclassified from Accumulated other comprehensive loss.
(2)    For the nine months ended June 30, 2026, the company recorded a $0.5 million loss on extinguishment of debt related to the write-off of deferred financing costs from the redemption of the 2027 Notes. For both the nine months ended June 30, 2025 and the twelve months ended September 30, 2025, the company recorded a $7.6 million loss on extinguishment of debt, comprised of a $3.9 million prepayment premium related to the partial redemption of the 2027 Notes and a $3.7 million write-off of unamortized deferred financing costs related to the partial redemption of 2027 Notes and repayment of the term loans.
(3)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for both the nine months ended June 30, 2025 and the twelve months ended September 30, 2025 were $2.1 million.
(4)    The company incurred severance and related charges of $4.3 million, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business, for both the nine months ended June 30, 2025 and the twelve months ended September 30, 2025.
(5)    For both the nine months ended June 30, 2025 and the twelve months ended September 30, 2025, the company recorded a loss on impairments of $53.7 million, related to intangible and long-lived assets due to the exit of the Fortress fire retardant business.
(6)    Other expense primarily consisted of fees paid and the write-off of previously capitalized deferred financing costs related to the modification of the company's Credit Agreement for the nine months ended June 30, 2025 and the twelve months ended September 30, 2025, respectively.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for June 30, 2025 LTM Adjusted EBITDA (unaudited, in millions)
	Add: Current Year	Less: Prior Year	Add: Prior Fiscal Year	LTM Adjusted EBITDA
	Nine Months Ended June 30, 2025	Nine Months Ended June 30, 2024	Twelve Months Ended September 30, 2024	Twelve Months Ended June 30, 2025
Net loss	$(72.6)	$(157.8)	$(206.1)	$(120.9)
Interest expense	51.2	50.4	69.5	70.3
Income tax expense	22.9	20.4	17.9	20.4
Depreciation, depletion and amortization	76.5	78.4	105.0	103.1
EBITDA	78.0	(8.6)	(13.7)	72.9
Adjustments to EBITDA:
Stock-based compensation - non-cash	7.3	6.3	8.1	9.1
Interest income	(0.9)	(0.8)	(1.0)	(1.1)
Loss (gain) on foreign exchange, net	3.1	(1.1)	0.7	4.9
Loss on extinguishment of debt(1)	7.6	—	—	7.6
Product recall costs(2)	2.1	—	0.8	2.9
Restructuring charges(3)	4.3	17.2	15.8	2.9
Loss on impairments(4)	53.7	175.8	193.4	71.3
Other expense, net(5)	2.0	1.9	2.2	2.3
Adjusted EBITDA	$157.2	$190.7	$206.3	$172.8
(1)    For the nine months ended June 30, 2025, the company recorded a $7.6 million loss on extinguishment of debt, comprised of a $3.9 million prepayment premium related to the partial redemption of the 2027 Notes and a $3.7 million write-off of unamortized deferred financing costs related to the partial redemption of 2027 Notes and repayment of the term loans.
(2)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the nine months ended June 30, 2025 and the twelve months ended September 30, 2024 were $2.1 million and $0.8 million, respectively.
(3)    The company incurred severance and related charges of $4.3 million, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business, during the nine months ended June 30, 2025. For the nine months ended June 30, 2024 and the twelve months ended September 30, 2024, the company incurred severance and related charges due to the reduction in workforce, changes to executive leadership and additional restructuring costs related to the termination of the company's lithium development project of $17.2 million and $15.8 million, respectively.
(4)    For the nine months ended June 30, 2025, the company recorded loss on impairments of $53.7 million, related to intangible and long-lived assets due to the exit of the Fortress fire retardant business. For the nine months ended June 30, 2024 and the twelve months ended September 30, 2024, the company recorded loss on impairments of $175.8 million and $193.4 million, respectively, related to the termination of the lithium development project, Fortress goodwill, intangible assets, and Plant Nutrition goodwill and water rights.
(5)    Other expense primarily consisted of the write-off of previously capitalized deferred financing costs related to the modification of the company's Credit Agreement for the nine months ended June 30, 2025. For the nine months ended June 30, 2024 and the twelve months ended September 30, 2024, other expense primarily consisted of expense related to natural gas hedges.

Compass Minerals Reports Third Quarter Earnings

GAAP

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except share and per-share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Sales	$215.3	$214.6	$1,064.6	$1,016.4
Shipping and handling cost	64.0	56.7	314.1	288.7
Product cost	113.4	116.7	566.4	575.4
Gross profit	37.9	41.2	184.1	152.3
Selling, general and administrative expenses	27.0	24.0	80.6	86.9
Loss on impairments	—	0.7	—	53.7
Other operating expense (income)	—	0.6	—	(1.6)
Operating income	10.9	15.9	103.5	13.3
Other expense (income):
Interest income	(0.5)	(0.3)	(1.4)	(0.9)
Interest expense	14.6	16.3	50.6	51.2
(Gain) loss on foreign exchange	(4.0)	8.4	(7.5)	3.1
(Gain) loss on sale of business, net	(0.1)	—	14.5	—
Loss on extinguishment of debt	—	7.6	0.5	7.6
Other expense (income), net	0.2	(2.5)	1.0	2.0
Income (loss) before income taxes	0.7	(13.6)	45.8	(49.7)
Income tax expense	6.4	3.4	20.2	22.9
Net (loss) income	$(5.7)	$(17.0)	$25.6	$(72.6)

Basic net (loss) income per common share	$(0.13)	$(0.41)	$0.60	$(1.74)
Diluted net (loss) income per common share	$(0.13)	$(0.41)	$0.59	$(1.74)
Weighted-average common shares outstanding (in thousands):
Basic	42,246	41,859	42,153	41,738
Diluted	42,246	41,859	42,512	41,738

Compass Minerals Reports Third Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited)
	June 30,	September 30,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$56.3	$59.7
Receivables, net	149.9	179.6
Inventories, net	257.2	312.0
Other current assets	35.7	20.9
Total current assets	499.1	572.2
Property, plant and equipment, net	747.1	770.1
Intangible assets, net	4.0	23.8
Goodwill	6.0	6.0
Other noncurrent assets	97.3	147.3
Total assets	$1,353.5	$1,519.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$92.4	$96.0
Accrued salaries and wages	23.9	26.4
Current portion of finance lease liabilities	5.6	7.9
Income taxes payable	—	5.6
Accrued interest	26.4	19.0
Accrued expenses and other current liabilities	99.6	110.7
Total current liabilities	247.9	265.6
Long-term debt, net of current portion	716.6	832.2
Finance lease liabilities, net of current portion	5.9	7.6
Deferred income taxes, net	50.9	53.9
Other noncurrent liabilities	68.7	126.0
Commitments and contingencies
Stockholders' equity:
Common stock	0.4	0.4
Additional paid-in capital	428.7	430.0
Treasury stock, at cost	(3.6)	(10.8)
Accumulated deficit	(52.0)	(77.6)
Accumulated other comprehensive loss	(110.0)	(107.9)
Total stockholders' equity	263.5	234.1
Total liabilities and stockholders' equity	$1,353.5	$1,519.4

Compass Minerals Reports Third Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)
	Nine Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$25.6	$(72.6)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation, depletion and amortization	80.2	76.5
Amortization of deferred financing costs	3.1	3.5
Non-cash portion of stock-based compensation	7.9	7.3
Deferred income taxes	(3.0)	(0.5)
Unrealized foreign exchange (gain) loss, net	(8.4)	1.0
Loss on impairments	—	53.7
Net gain from remeasurement of contingent consideration	—	(7.9)
Loss on extinguishment of debt	0.5	7.6
Loss on sale of business, net	14.5	—
Gain on sale of Fortress assets	—	(2.4)
Other, net	2.0	1.3
Changes in operating assets and liabilities:
Receivables	26.6	14.2
Inventories	40.1	138.0
Other assets	33.2	1.4
Accounts payable and accrued expenses and other current liabilities	(2.0)	(27.4)
Other liabilities	(57.5)	10.9
Net cash provided by operating activities	162.8	204.6
Cash flows from investing activities:
Capital expenditures	(62.1)	(53.8)
Proceeds from sale of business, net of cash and transaction costs	23.3	—
Proceeds from sale of Fortress assets, net of transaction costs	—	19.6
Other, net	(1.0)	(0.5)
Net cash used in investing activities	(39.8)	(34.7)
Cash flows from financing activities:
Borrowings under revolving credit facility	152.0	244.3
Repayments under revolving credit facility	(117.0)	(434.4)
Proceeds from issuance of long-term debt	58.8	62.1
Principal payments on long-term debt	(211.6)	(255.1)
Proceeds from 2030 Notes	—	650.0
Repurchase of 2027 Notes	—	(350.0)
Premium paid to extinguish 2027 Notes	—	(3.9)
Payments of deferred financing costs	(0.4)	(15.5)
Shares withheld to satisfy employee tax obligations	(2.0)	(1.3)
Other, net	(6.9)	(7.7)
Net cash used in financing activities	(127.1)	(111.5)
Effect of exchange rate changes on cash and cash equivalents	0.7	0.8
Net change in cash and cash equivalents	(3.4)	59.2
Cash and cash equivalents, beginning of the year	59.7	20.2
Cash and cash equivalents, end of period	$56.3	$79.4

Compass Minerals Reports Third Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Three Months Ended June 30, 2026	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$173.9	$37.6	$3.8	$215.3
Intersegment sales	—	3.4	(3.4)	—
Shipping and handling cost	58.8	5.2	—	64.0
Product cost	87.5	23.5	2.4	113.4
Gross profit	27.6	8.9	1.4	37.9
Selling, general and administrative expenses	6.4	1.1	19.5	27.0
Operating income (loss)	21.2	7.8	(18.1)	10.9

Other Segment Disclosures:
Depreciation, depletion and amortization	17.7	7.2	0.7	25.6
Gain on sale of business, net(3)	—	(0.1)	—	(0.1)
Capital expenditures	15.5	3.9	1.7	21.1
Total assets (as of end of period)	894.7	326.7	132.1	1,353.5

Three Months Ended June 30, 2025	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$166.0	$44.8	$3.8	$214.6
Intersegment sales	—	3.2	(3.2)	—
Shipping and handling cost	50.0	6.7	—	56.7
Product cost	81.6	32.4	2.7	116.7
Gross profit	34.4	5.7	1.1	41.2
Selling, general and administrative expenses	6.2	0.5	17.3	24.0
Loss on impairments(4)	—	—	0.7	0.7
Other operating expense	0.1	—	0.5	0.6
Operating income (loss)(5)(6)	28.1	5.2	(17.4)	15.9

Other Segment Disclosures:
Depreciation, depletion and amortization	17.5	6.2	(0.5)	23.2
Capital expenditures	14.6	2.9	0.5	18.0
Total assets (as of end of period)	1,032.1	354.0	151.3	1,537.4

Compass Minerals Reports Third Quarter Earnings

Nine Months Ended June 30, 2026	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$888.0	$165.4	$11.2	$1,064.6
Intersegment sales	—	6.4	(6.4)	—
Shipping and handling cost	291.3	22.8	—	314.1
Product cost	440.6	118.5	7.3	566.4
Gross profit	156.1	24.1	3.9	184.1
Selling, general and administrative expenses	20.6	3.3	56.7	80.6
Operating income (loss)	135.5	20.8	(52.8)	103.5

Other Segment Disclosure:
Depreciation, depletion and amortization	53.8	23.9	2.5	80.2
Loss on sale of business, net(3)	—	14.5	—	14.5
Capital expenditures	46.5	13.1	2.5	62.1

Nine Months Ended June 30, 2025	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$840.9	$164.5	$11.0	$1,016.4
Intersegment sales	—	8.7	(8.7)	—
Shipping and handling cost	263.2	25.5	—	288.7
Product cost	430.0	135.4	10.0	575.4
Gross profit	147.7	3.6	1.0	152.3
Selling, general and administrative expenses	22.7	3.3	60.9	86.9
Loss on impairments(4)	—	—	53.7	53.7
Other operating expense (income)	0.6	—	(2.2)	(1.6)
Operating income (loss)(5)(6)	124.4	0.3	(111.4)	13.3

Other Segment Disclosure:
Depreciation, depletion and amortization	52.4	21.1	3.0	76.5
Capital expenditures	42.1	9.1	2.6	53.8
(1)    Corporate and other includes corporate entities, records management operations, the Fortress fire retardant costs, and other incidental operations and eliminations. Operating income (loss) for corporate and other includes indirect corporate overhead, including costs for general corporate governance and oversight, as well as costs for human resources, information technology, legal and finance functions.
(2)    Sales to external customers are net of intersegment sales.
(3)    For the three months ended June 30, 2026, the company recorded a gain of $0.1 million related to transaction cost adjustments in connection with the sale of the Wynyard SOP business. For the nine months ended June 30, 2026, the Company recorded a loss on sale of the Wynyard SOP business of $14.5 million, which included a $13.1 million recognition of cumulative foreign currency translation adjustments reclassified from Accumulated other comprehensive loss.
(4)    For the three and nine months ended June 30, 2025, the company recorded a loss on impairments of $0.7 million and $53.7 million, respectively, related to intangible and long-lived assets due to the exit of the Fortress fire retardant business.
(5)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and nine months ended June 30, 2025, were $0.2 million and $2.0 million, respectively.
(6)    For the three and nine months ended June 30, 2025, the company incurred severance and related charges of $0.3 million and $4.3 million, respectively, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business.